As filed with the Securities and Exchange Commission on September 6, 2007.

Registration No. 333-63334

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

____________________

BASF AKTIENGESELLSCHAFT

(Exact name of Registrant as specified in its charter)

BASF CORPORATION*

(Translation of Registrant’s name into English)

Federal Republic of Germany (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

Carl Bosch Strasse 38

67056 Ludwigshafen, GERMANY

(Address of Registrant’s principal executive offices)

BASF STOCK OPTION PROGRAM

(Full title of the plan)

Dr. Kurt Bock

BASF Corporation

100 Campus Drive

Florham Park, New Jersey 07932

(973) 245-2600

(Name, address and telephone number of agent for service)

Copies to:

Robert C. Treuhold

Shearman & Sterling LLP

114, avenue des Champs-Elysées

75008 Paris, France

(33-1) 53.89.70.60

_________________________

*   BASF Corporation is also the name of a wholly owned subsidiary of the Registrant in the United States.

EXPLANATORY STATEMENT

This Post-Effective Amendment No.1 to Registration Statement on Form S-8, Registration No. 333-63334 (the “Registration Statement”), is being filed to deregister certain Ordinary Shares of no par value (the “Shares”), of BASF Aktiengesellschaft (the “Registrant”) that were registered for issuance to employees of the Registrant and its subsidiaries pursuant to the BASF Stock Option Program (the “Plan”). The Registration Statement registered 3,392,109 Shares issuable pursuant to the Plan. In connection with the Registrant’s suspension of its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended, the Registration Statement is hereby amended to deregister the remaining unissued Shares.

PART II

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ludwigshafen/Rhine, the Federal Republic of Germany on September 6, 2007.

BASF Aktiengesellschaft

By:	/s/ Dr. Eckart Sünner
Name:	Dr. Eckart Sünner
Title:	President Legal Affairs, Taxes and Insurance

By:	/s/ Dr. Eckhard Müller
Name:	Dr. Eckhard Müller
Title:	President Finance

Authorized U.S. Representative

By:	/s/ Dr. Kurt Bock
Name:	Dr. Kurt Bock
Title:	Authorized U.S. Representative